EXHIBIT 99


                       FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:
-------------------------------

Mr. K. Gary Reynolds
President and Chief Executive Officer
CSB Financial Group, Inc.
(618) 532-1918

Centralia, Illinois (January 11, 1999) - Mr. K. Gary Reynolds, President and Chief Executive Officer of CSB Financial Group, Inc. (OTC: CSBF), announced today that the Company has transferred the quotation of its common stock from the Nasdaq SmallCap Market to the OTC Bulletin Board, effective immediately. This change has occurred because the number of publicly-traded shares of the Company's common stock has declined since the Company's initial public stock offering in 1995 and, as a result, the Company does not meet the minimum public float requirement necessary for continued quotation on the Nasdaq SmallCap Market. The Company's stock symbol has not changed; it remains "CSBF."

CSB Financial Group, Inc. is the bank holding company for Centralia Savings Bank, Centralia, Illinois. At September 30,
1998, CSB Financial Group, Inc. had total assets and stockholders' equity of $46.4 million and $10.1 million, respectively.